Exhibit 99.2

[LOGO OMITTED]

                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                                          Francis M. Fetsko, CFO
                                             Tompkins Trustco, Inc. 607.273.3210

For Immediate Release
Wednesday, January 26, 2005


                             Tompkins Trustco, Inc.
                       Announces Cash and Stock Dividends


       ITHACA, NY - Tompkins Trustco, Inc. (TMP - American Stock Exchange)

Tompkins Trustco, Inc. announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.30 per share, payable on February 15, 2005, to common shareholders of record on February 4, 2005. The Board also approved the payment of a 10% stock dividend payable on February 15, 2005, to common shareholders of record on February 4, 2005. New shares issued as a result of the 10% stock dividend will be eligible for future cash dividends declared and paid after February 15, 2005.

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, and Tompkins Insurance Agencies, Inc.